SHRINK TO RECEIVE MATCHING GOVERNMENT FUNDS FROM THE DEFENSE ADVANCED RESEARCH PROJECTS AGENCY (DARPA) AS A NEW MEMBER OF THE MF3 CENTER

Dedicated to Supporting American Innovation, Shrink’s Funding Will Increase by 50% Through Sponsored Research Agreement With Any MF3 Academic Research Hub

CARLSBAD, CA – May 4, 2010 – Shrink  Nanotechnologies, Inc. (“Shrink”) (OTCBB:INKND; INKN), an innovative nanotechnology company developing products and licensing opportunities in the solar energy production, medical diagnostics and sensors and biotechnology research and development tools businesses, announced today that through its membership in the Micro/Nano Fluidics Fundamentals Focus (MF3) Center, headquartered at the University of California, Irvine (UCI), it has secured a research sponsorship funds from the Defense Advanced Research Projects Agency (DARPA). According to the agreement, up to fifty percent (50%) of the future funding commitments by Shrink through a sponsored research agreement will be eligible for DARPA matching funds.

Funding will be used toward advancing Shrink's proprietary nano-technology platform comprised of its advanced NanoShrink™ plastic material and a number of related patented and patent-pending technologies. Shrink is presently developing third and fourth generation prototype devices and components, for integration into existing products and systems, with immediate applications in the solar energy, food, air and water protection, human and animal diagnostics, opto-electronics and biotechnology/stem cell research tools markets.

“Access to the DARPA matching funds program marks a significant corporate milestone. The additional development dollars we will be able to invest into our academic lab development groups should allow for the reduction of development time required to create commercial devices and systems in the markets we are vying for a position in.  MF3 institutions are well recognized as the ‘cream of the crop,’ housing the latest scientific equipment, tools and as important, some of the brightest minds in the world.  Our FIGA business model will now formally include federal government support, along with the support of the highest caliber nanotech researchers and industry leaders associated with the MF3 network. We look forward to collaborating with MF3 to meet our mutual interests in creating solutions that enhance our daily lives,” said Mark L. Baum, CEO of Shrink Nanotechnologies, Inc.

Dr. Abraham Lee, director of the MF3 Center and professor of biomedical engineering and mechanical and aerospace engineering at UCI, stated, “Over the last five years, Shrink Nanotechnologies’ scientific co-founder, Dr. Michelle Khine, has been one of the most ingenious and innovative researchers in the country, evidenced by her numerous inventions that have resulted in the founding of start-up companies like Shrink and other commercial successes. Most recently, she created the NanoShrink™ based microstrucures for low cost microfluidic diagnostics platforms that in the short run will impact global health delivery and in the long run, may come full cycle and deliver point-of-care diagnostics and in-home healthcare here in the US."

Gisela Lin, Ph.D., UCI School of Engineering and MF3 Center Development Manager, said, “Our research team is working together to address the critical challenges facing the microfluidics defense and industry sectors. Prominent companies have also joined to provide real-world problems to guide and channel the MF research. We are excited to have Shrink Nanotechnologies as part of this industry-university-government consortium. Shrink has some very innovative technology and together we aim to use micro/nanotechnology to make a dramatic impact in the fields of medicine and energy.”

About DARPA

Established in 1958, DARPA is the research and development office for the U.S. Department of Defense. DARPA’s mission is to maintain technological superiority of the U.S. military and prevent technological surprise from harming our national security and create technological surprise for our adversaries. DARPA funds unique and innovative research through the private sector, academic and other non-profit organizations as well as government labs. For more information, visit www.darpa.mil.

About MF3 Center

Formed in 2006, the Micro/Nano Fluidics Fundamentals Focus (MF3) Center brings together 20 leading MF professors from 12 universities nationwide to advance the basic science and applications of a field seen as key to creating a vast array of new technologies. With scientists representing the disciplines of biomedical, mechanical and electrical engineering, as well as chemistry, research is expected to apply to areas such as health care, electronics, and environmental and food monitoring.

MF3 is funded by the Defense Advanced Research Projects Agency (DARPA) and the Centers' industrial members. MF3 is a spin-off of activities ongoing at the Integrated Nanosystems Research Facility, an interdisciplinary research laboratory at the Henry Samueli School of Engineering at U.C. Irvine at UCI. For more information on the MF3 Center, please visit www.inrf.uci.edu/mf3.

About Shrink Nanotechnologies, Inc.

Shrink Nanotechnologies, Inc. is a high technology developing stage company that makes ultra-functional nano-sized technologies, components and product systems. The Company operates as a first of its kind FIGA™ organization. FIGA companies bring together diverse contributions from leaders in the worlds of finance, industry, government and academia.  The Company's  diverse advanced plastic substrates, nano-devices and biotech research tools, among others, are designed to be ultra-functional and mechanically superior in the solar energy, environmental detection, stem cell research tools and biotechnology device markets. The Company’s products are based on a pre-stressed plastic called NanoShrink™, and on a patent-pending manufacturing process called the ShrinkChip Manufacturing Solution™. Shrink’s unique materials and manufacturing solution represents a new paradigm in the rapid design, low-cost fabrication and manufacture of nano-scale devices for numerous significant markets.

To learn more about Shrink Nanotechnologies, Inc. or to download the most up-to-date shareholder kit, please visit at www.shrinknano.com and www.shrinksolar.com.

Statements contained herein that are not historical facts may be forward-looking statements within the meaning of the Securities Act of 1933, as amended. Forward-looking statements include statements regarding the intent, belief or current expectations of the Company and its management. Such statements are estimates only. Actual results may differ materially from those anticipated in this press release. Such statements reflect management's current views, are based on certain assumptions and involve risks and uncertainties. Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to Shrink's ability to obtain additional financing, secure defendable patent rights, to build and develop markets for Shrink's technologies and products and to finalize a commercial-ready solar concentrator product. These factors should be strongly considered when making a decision to acquire or maintain a financial interest in Shrink, including consulting with a FINRA registered representative prior to making such decision. Shrink undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in Shrink's expectations with regard to these forward-looking statements or the occurrence of unanticipated events. Factors that may impact Shrink's success are more fully disclosed in Shrink's most recent public filings with the U.S. Securities and Exchange Commission.

See also:

http://www.shrinksolar.com/blog/

http://www.shrinknano.com/products/product-tools

http://www.shrinknano.com/products/product-diagnostics

http://www.shrinknano.com/tech

http://www.shrinknano.com/tr35-a-children%E2%80%99s-toy-inspires-a-cheap-easy-production-method-for-high-tech-diagnostic-chips

Contact:
For Shrink Nanotechnologies
Mark L. Baum, Esq.
760-804-8844 x205